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                                                                  EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 20, 2004 (except Note 13, as to which the date
is          , 2004), in the Registration Statement (Form S-1 No. 333-     ) and
related Prospectus of Safe Auto Group, Inc. for the registration of of its common shares.

                                                            Ernst & Young LLP


Columbus, Ohio




The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 13 to the financial statements.

                                                       /s/ Ernst & Young LLP


Columbus, Ohio
November 5, 2004